Exhibit 99.2

Rochester Medical Corporation

Laprolan B.V.

PRO FORMA

COMBINED CONDENSED FINANCIAL INFORMATION

(Unaudited)

On April 7, 2011, Rochester Medical Corporation (“Rochester Medical”) completed the acquisition of the outstanding capital stock of Laprolan B.V. (“Laprolan”), a corporation organized under the laws of The Netherlands and a wholly owned subsidiary of Fornix BioSciences N.V. (“Fornix”), pursuant to a Share Purchase Agreement dated as of January 12, 2011 (the “Purchase Agreement”). At closing, Rochester Medical paid to Fornix €10,474,974 (US$15,057,775, of which $60,217 was paid for the cash balance of Laprolan on January 1, 2011 and $119,433 was interest from January 1, 2011 until closing). As provided in the Purchase Agreement, the transaction had a retroactive effective date of January 1, 2011, and the operating results of Laprolan are for the account of Rochester Medical from and after January 1, 2011. Rochester Medical has applied acquisition method accounting as of that date and has included the results of Laprolan in its second quarter financial statements.

The unaudited pro forma combined condensed statements of operations for the year ended September 30, 2010 and the six months ended March 31, 2011 (the “Pro Forma Statements of Operations”) have been prepared to reflect the Laprolan acquisition as if the transaction had occurred on September 30, 2009. The pro forma combined condensed statement of operations for the six months ended March 31, 2011 are calculated using the six month statement of operations as presented in Rochester Medical’s Form 10-Q for the quarter ended March 31, 2011 and the Laprolan statement of operations for the three months ended December 31, 2010 as the three months ended March 31, 2011 for Laprolan are already included in Rochester Medical’s Form 10-Q for the quarter ended March 31, 2011. A pro forma balance sheet is not provided as the transaction was fully reflected in the condensed consolidated balance sheet presented in Rochester Medical’s Form 10-Q filing for the quarter ended March 31, 2011.

The unaudited Pro Forma Statements of Operations are based upon the historical financial statements of Rochester Medical and Laprolan and were prepared using the acquisition method of accounting in accordance with FASB Accounting Standards Codification 805: Business Combination (“ASC 805”). Under the acquisition method of accounting, recognized separately from goodwill are identifiable assets acquired and the liabilities assumed based on their estimated acquisition date fair values. Estimates of the fair values of Laprolan’s assets and liabilities have been combined with the historical values of the assets and liabilities of Rochester Medical in the pro forma financial information. The estimated fair values are preliminary and may be subject to change prior to finalization.

The unaudited pro forma adjustments are based upon available information and assumptions that Rochester Medical believes are reasonable. Rochester Medical has translated the historical financial information of Laprolan set forth below from euros into U.S. dollars based on historical average monthly exchange rates for each respective month and from International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) to US GAAP. Management of Rochester Medial do not believe there are any material differences between IFRS and US GAAP.

The unaudited Pro Forma Statements of Operations are presented for illustrative purposes only and are not necessarily indicative of the consolidated results of operation in future periods or the results that actually would have been realized had Rochester Medical and Laprolan been a combined company during the specified periods. The unaudited Pro Forma Statements of Operations, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of Rochester Medical included in its Annual Report on Form 10-K for the year ended September 30, 2010 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011 and of Laprolan B.V. included herein at Exhibit 99.1. Of particular note is the exclusion from the Laprolan B.V. historical financial statements (and these Pro Formas) of certain overhead charges incurred by Fomix BioSciences N.V. on behalf of Laprolan B.V., which amounted to €304,430 during the year ended December 31, 2010 (2009 €282,608).

Rochester Medical Corporation

Unaudited Pro Forma Combined Statements of Operations

For the Twelve Months Ended September 30, 2010

	Historical
	Twelve Months Ended
	September 30, 2010 Rochester Medical	September 30, 2010 Laprolan	Pro Forma Adjustments	Note Reference	Pro Forma Combined

Net Sales	$41,442,680	$11,756,599	$(432,045)	a	$52,767,234
Cost of Sales	21,739,014	5,226,081	(432,045)	b	26,533,050

Gross Profit	19,703,666	6,530,518			26,234,184
Operating expenses:
Marketing and selling	11,868,737	3,082,261	—		14,950,998
Research and development	1,235,367	—	—		1,235,367
General and administrative	6,391,003	—	353,291	c	6,744,294
Total operating expenses	19,495,107	3,082,261	353,291		22,930,659

Income from operations	208,559	3,448,257	(353,291)		3,303,525
Other income (expense):
Interest income	239,171	—	—		239,171
Interest expense	(177,401)	(51,172)	(212,000)	d	(440,573)

Total other income (expense)	61,770	(51,172)	(212,000)		(201,402)

Net income before income taxes	270,329	3,397,085	(565,291)		3,102,123
Income tax benefit (expense)	(523,864)	(752,889)	164,643	e	(1,112,110)

Net income (loss)	$(253,535)	$2,644,196	$(400,648)		$1,990,013

Earnings (loss) per common share - Basic	$(.02)				$.16

Earnings (loss) per common share - Diluted	$(.02)				$.15

Shares in per share computation Basic	12,181,549				12,181,549

Shares in per share computation Diluted	12,181,549				12,888,394

Rochester Medical Corporation

Unaudited Pro Forma Combined Statements of Operations

For the Six Months Ended March 31, 2011

	Historical
	Six Months Ended March 31, 2011	Three Months Ended December 31, 2010
	Rochester Medical	Laprolan	Pro Forma Adjustments	Note Reference	Pro Forma Combined

Net Sales	$23,799,006	$3,053,359	$(134,501)	f	$23,717,864
Cost of Sales	12,035,680	1,290,723	(134,501)	g	13,191,902

Gross Profit	11,763,326	1,762,636			13,525,962
Operating expenses:
Marketing and selling	8,894,727	880,352	—		9,775,079
Research and development	529,526	—	—		529,526
General and administrative	4,112,791	—	(404,786)	h,i,j	3,708,005

Total operating expenses	13,537,044	880,352	(404,786)		14,012,610

Income (loss) from operations	(1,773,718)	882,284	404,786		(486,648)
Other income (expense):
Interest income	104,547	6,785	—		111,332
Other income (expense)	(29,147)	—	—		(29,147)
Interest expense	(154,855)	—	(1,230)	k,l	(156,085)

Total other income (expense)	(79,455)	6,785	(1,230)		(73,900)

Net income (loss) before income taxes	(1,853,173)	889,069	403,556		(560,548)
Income tax benefit (expense)	424,695	(323,456)	(41,289)	m	59,950

Net income (loss)	$(1,428,478)	$565,613	$362,267		$(500,598)

Loss per common share - Basic	$(.12)				$(.04)

Loss per common share - Diluted	$(.12)				$(.04)

Shares in per share computation Basic	12,174,780				12,174,780

Shares in per share computation Diluted	12,174,780				12,174,780

The accompanying notes are an integral part of these statements.

ROCHESTER MEDICAL CORPORATION

NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

(Unaudited)

NOTE - 1 Basis of Presentation

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting and was based on the historical consolidated financial statements of Rochester Medical and Laprolan after giving effect to Rochester Medical’s acquisition of Laprolan and the related financing arrangements. All pro forma statements use Rochester Medical’s period end date. All pro forma amounts for Laprolan have been translated into U.S. dollars for presentation purposes by converting the monthly results of operation of Laprolan from euros into U.S. dollars using the average exchange rate for the statement of operating data.

Rochester Medical’s fiscal year ends on September 30 with interim periods ending on December 31, March 31 and June 30. Laprolan’s fiscal year ends on December 31 with interim periods ending on March 31, June 30 and September 30.

The unaudited Pro Forma Statements of Operations for all periods are presented as if the acquisition had taken place on October 1, 2009.

The pro forma adjustments used in the unaudited pro forma combined financial statements are based on preliminary estimates of the fair value of assets acquired and liabilities assumed and the related income tax impact of the acquisition accounting adjustments. Rochester Medical expects the acquisition date accounting to be completed upon the finalization of the related valuations. The pro forma adjustments included herein may be revised as additional information becomes available and additional analyses are performed, if any. Accordingly, the final acquisition method accounting adjustments may be materially different from the pro forma adjustments presented in these unaudited pro forma combined financial statements. Increases or decreases in the fair value of the net assets may change the amount of goodwill and other assets and liabilities. This may impact the unaudited Pro Forma Statements of Operations due to an increase or decrease n the amount of amortization or depreciation of the adjusted assets.

The acquisition method of accounting is based on Accounting Standards Codification (“ASC”) Subtopic 805-10, “Business Combinations,” and uses the fair value concepts defined in ASC Subtopic 820-10, “Fair Value Measurements and Disclosures,” which Rochester Medical has adopted. ASC Subtopic 805-10 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

ASC Subtopic 820-10 defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC Subtopic 820-10 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Rochester Medical may be required to record assets that are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Rochester Medical’s intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under ASC Subtopic 805-10, acquisition-related transaction costs (e.g., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges impacting the target company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Total acquisition-related transaction costs expected to be incurred by Rochester Medical are estimated to be approximately $450,000, of which $391,000 has been recognized through March 31, 2011. These costs are not reflected in the unaudited Pro Forma Statements of Operations due to their non-recurring nature. The unaudited pro forma combined financial statements do not reflect any acquisition-related restructuring charges incurred in connection with the acquisition but these costs, if any, will be expensed as incurred.

The unaudited pro forma statements of operations are not intended to represent or be indicative of the consolidated results of operations of Rochester Medical that would have been reported had the contemplated acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations of Rochester Medical. The unaudited pro forma combined statements of operations should be read in conjunction with Rochester Medical’s financial statements for the three and six months ended March 31, 2011 and for the year ended September 30, 2010, which have been previously filed with the Securities and Exchange Commission.

NOTE 2 - Pro Forma Adjustments

Adjustments have been made to the unaudited pro forma combined condensed financial information to reflect the following:

(a)	Statement of Operations adjustment to eliminate Rochester Medical sales to Laprolan during the twelve months ended September 30, 2010 as they would have been intercompany sales. Sales to Laprolan for the twelve months ended September 30, 2010 were $432,045.

(b)	Statement of Operations adjustment to eliminate cost of sales to Laprolan during the twelve months ended September 30, 2010 as they would have been intercompany cost of sales. Cost of sales to Laprolan for the twelve months ended September 30, 2010 were $432,045.

(c)	Statement of Operations adjustment for estimated additional twelve months of amortization of intangible assets of $353,000 based on preliminary valuation.

(d)	Statement of Operations adjustment of interest expense to reflect the additional debt associated with the acquisition of Laprolan. Interest is based on $15M loan at market rate in April 2011 of 1.4%.

(e)	Statement of Operations adjustment to adjust tax expense related to income and expense adjustments. Adjustments to the U.S. expenses were tax adjusted using 36% tax rate. Adjustments to Laprolan expenses were tax adjusted using a 25% tax rate. See a, b, c and d above.

(f)	Statement of Operations adjustment to eliminate Rochester Medical sales to Laprolan during the three months ended December 31, 2010 as they would have been intercompany sales. Sales to Laprolan for the three months ended December 31, 2010 were $134,501.

(g)	Statement of Operations adjustment to eliminate cost of sales to Laprolan during the three months ended December 31, 2010 as they would have been intercompany cost of sales. Sales to Laprolan for the three months ended December 31, 2010 were $134,501.

(h)	Statement of Operations adjustment for estimated additional three months of amortization of intangible assets of $89,000 based on preliminary valuation.

(i)	Statement of Operations adjustment to eliminate IT and accounting consulting agreement entered into by Fornix for the interim period prior to closing of approximately $102,000.

(j)	Statement of Operations adjustment to eliminate merger and acquisition costs related to the acquisition of Laprolan. These are one time costs of approximately $392,000.

(k)	Statement of Operations adjustment of interest expense to reflect the additional debt associated with the acquisition of Laprolan. Interest is based on $15M loan at market rate in April 2011 of 1.4%.

(l)	Statement of Operations adjustment to eliminate interest expense charged by Fornix for the interim period prior to closing. Interest was calculated at 3% of purchase price compounded monthly then converted to U.S. dollars at the average monthly exchange rate.

(m)	Statement of Operations adjustment to adjust tax expense related to income and expense adjustments. Adjustments to the U.S. expenses were tax adjusted using 36% tax rate. Adjustments to Laprolan expenses were tax adjusted using a 25% tax rate. See f, g, h, i, j and k above.

NOTE 3 - Estimate of Assets Acquired and Liabilities Assumed

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. Included in the intangible assets acquired is approximately $5,678,000 of goodwill and $5,612,000 of finite –lived intangibles, primarily customer relationships and trade names. As Rochester Medical completes its post-closing review and valuation of the acquisition, the determination of fair values may change. Any change to the preliminary values of finite-lived intangibles and property and equipment could result in more or less amortization expense. The following table is calculated using the exchange rate of 1.3362 as of January 1, 2011. The actual purchase price paid in U.S. dollars was calculated based on the exchange rate of 1.4375 on April 7, 2011.

Current assets	$3,136,000
Property and equipment	1,831,000
Intangible assets	11,290,000

Total assets acquired	$16,257,000

Current liabilities	$824,000
Long term liabilities	1,546,000

Total liabilities assumed	$2,370,000